   As filed with the Securities and Exchange Commission on December 29, 1999
                                                  Registration No. 333-56433

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                    KTI, INC.
             (Exact name of registrant as specified in its charter)
            NEW JERSEY                                           22-2665282
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)


                               25 Greens Hill Lane
                             Rutland, Vermont 05701
               (Address of Principal Executive Offices, Zip Code)

                     KTI, INC. DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                                 John W. Casella
                      President and Chief Executive Officer
                                    KTI, Inc.
                               25 Greens Hill Lane
                             Rutland, Vermont 05701
                     (Name and address of agent for service)

                                 (802) 775-0325
                               (Telephone number,
                              including area code,
                              of agent for service)


                                    Copy to:
                             Jeffrey A. Stein, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                                Boston, MA 02109

                         DEREGISTRATION OF COMMON STOCK

     On June 9, 1998, KTI, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-56433 (the "Registration Statement"), for the sale of 100,000 shares of Common Stock, no par value (the "Common Stock") of the Company under the KTI, Inc. Directors' Stock Option Plan (the "Plan"). On December 8, 1999, the shareholders of the Company approved and adopted an Agreement and Plan of Merger, dated as of January 12, 1999 (the "Agreement"), as amended as of May 12, 1999, September 9, 1999 and September 23, 1999 by and among the Company, Casella Waste Systems, Inc. ("Casella") and Rutland Acquisition Sub, Inc., a wholly-owned subsidiary of Casella, and on December 14, 1999, Rutland Acquisition Sub, Inc. merged with and into the Company and the Company became a wholly-owned subsidiary of Casella. Pursuant to the Agreement, Casella assumed the obligations of the Company under the Plan and the Plan was terminated. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly issuable under the Plan and registered under the Registration Statement, constituting 80,425 shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, Vermont on the 29th day of December, 1999.


                                              KTI, INC.

                                       By:    /s/ John W. Casella
                                       ---------------------------
                                            John W. Casella
                                            President, Director and
                                            Chief Executive Officer





          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




Signature                      Title                               Date


/s/ John W. Casella           President, Director and       December 29, 1999
-----------------------       Chief Executive Officer
John W. Casella

/s/ James W. Bohlig           Director                      December 29, 1999
-----------------------
James W. Bohlig

/s/ Douglas R. Casella        Director                      December 29, 1999
-----------------------
Douglas R. Casella

/s/ Martin J. Sergi           Director                      December 29, 1999
-----------------------
Martin J. Sergi